Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-119338) of Grant Park Futures Fund Limited Partnership of our reports, dated February 23, 2005, on the financial statements of Dearborn Capital Management LLC and Grant Park Futures Fund Limited Partnership, appearing in the Prospectus, which are part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

Chicago, Illinois

July 27, 2005